CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated September 13, 1999 relating to the financial statements of Bay National Corporation as of August 31, 1999 and for the period from June 3, 1999 (date of inception) to August 31, 1999 and to the reference of our Firm under the caption "Experts" in the Prospectus.

                                                  /s/ Stegman & Company

Baltimore, Maryland
November 4, 1999